Exhibit 99.(13)(f)(2)

Schedule A

Dated November 29, 2013
To The
Expense Limitation Agreement
Dated January 25, 2013
Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Fund	Class	Operating Expense Limit	Termination Date
Touchstone Arbitrage Fund	A	1.68%	January 30, 2015
	C	2.43%
	Y	1.43%
	Institutional	1.28%

Touchstone Emerging Markets Equity Fund	A	1.69%	January 30, 2015
	C	2.44%
	Y	1.44%
	Institutional	1.29%

Touchstone Global Real Estate Fund	A	1.39%	January 30, 2015
	C	2.14%
	Y	1.14%
	Institutional	0.99%

Touchstone International Fixed Income Fund	A	1.09%	January 30, 2015
	C	1.84%
	Y	0.84%
	Institutional	0.69%

Touchstone Merger Arbitrage Fund	A	1.68%	January 30, 2015
	C	2.43%
	Y	1.43%
	Institutional	1.28%

Touchstone Mid Cap Fund	A	1.21%	January 29, 2014
		1.24%	January 30, 2015

	C	1.96%	January 29, 2014
		1.99%	January 30, 2015

	Y	0.96%	January 29, 2014
		0.99%	January 30, 2015

	Institutional	0.89%	January 29, 2014
		0.92%	January 30, 2015

	Z	1.21%	January 29, 2014
		1.24%	January 30, 2015

Touchstone Mid Cap Value Fund	A	1.29%	March 23, 2015
	C	2.04%
	Y	1.04%
	Institutional	0.89%

Touchstone Premium Yield Equity Fund	A	1.20%	January 30, 2015
	C	1.95%
	Y	0.95%

Touchstone Small Cap Core Fund	A	1.34%	January 29, 2014
		1.38%	January 30, 2015

	C	2.09%	January 29, 2014
		2.13%	January 30, 2015

	Y	1.09%	January 29, 2014
		1.13%	January 30, 2015

	Institutional	0.94%	January 29, 2014
		1.05%	January 30, 2015

Touchstone Small Cap Value Fund	A	1.38%	March 23, 2015
	C	2.13%
	Y	1.13%
	Institutional	0.98%

Touchstone Total Return Bond Fund	A	0.90%	January 30, 2015
	C	1.65%
	Y	0.65%
	Institutional	0.50%

Touchstone Ultra Short Duration Fixed Income Fund	A	0.69%	January 30, 2015
	C	1.19%
	Y	0.44%
	Z	0.69%
	Institutional	0.39%

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Steven M. Graziano
Steven M. Graziano
President

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Chief Financial Officer